UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2022

XENCOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36182	20-1622502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Lemon Avenue
111 West Lemon Avenue Monrovia, California	91016
(Address of principal executive offices)	(Zip Code)

(626) 305-5900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XNCR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 23, 2022, Xencor, Inc. (the “Company”) held our 2022 Annual Meeting of Stockholders. A total of 57,156,922 shares of the Company’s common stock were present or represented by proxy at the meeting, which represents approximately 96.0% of the 59,540,327 shares of the Company’s common stock that were outstanding and entitled to vote at the meeting as of the record date of April 25, 2022. Stockholders considered the three proposals outlined below, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2022 (the “Proxy Statement”).

Proposal 1. Election of Directors

Our stockholders elected the eight persons listed below as directors, each to serve until our 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The final voting results are as follows:

		Votes	Broker
	Votes for	Withheld	Non-Votes
Dr. Bassil I. Dahiyat	54,458,985	40,421	2,657,516
Dr. Ellen G. Feigal	54,080,761	418,645	2,657,516
Dr. Kevin C. Gorman	54,400,399	99,007	2,657,516
Mr. Kurt A. Gustafson	54,405,745	93,661	2,657,516
Mr. Yujiro S. Hata	25,277,357	29,222,049	2,657,516
Dr. A. Bruce Montgomery	53,209,341	1,290,065	2,657,516
Mr. Richard J. Ranieri	54,226,444	272,962	2,657,516
Ms. Dagmar Rosa-Bjorkeson	53,575,694	923,712	2,657,516

Proposal 2. Ratification of the Selection of Independent Registered Public Accounting Firm

Our stockholders ratified the selection by the Audit Committee of our Board of Directors of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The final voting results are as follows:

			Broker
Votes for	Votes Against	Abstentions	Non-Votes
57,134,492	10,711	11,719	-

Proposal 3. Advisory Vote on the Compensation of the Company’s Named Executive Officers

Our stockholders approved, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in the Proxy Statement. The final voting results are as follows:

			Broker
Votes for	Votes Against	Abstentions	Non-Votes
52,507,773	1,977,506	14,127	2,657,516

Accordingly, Bassil I. Dahiyat, Ellen G. Feigal, Kevin C. Gorman, Kurt A. Gustafson, Yujiro S. Hata, A. Bruce Montgomery, Richard J. Ranieri and Dagmar Rosa-Bjorkeson were elected to serve one-year terms and until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

Mr. Hata received the required plurality of votes to be elected to serve on the Company’s Board of Directors (the “Board”); however, he did not receive a majority of the votes cast for his re-election. In accordance with the Company's Director Resignation Policy, Mr. Hata has offered to resign from the Board, subject to the Board’s acceptance of his resignation. The Company believes that Mr. Hata receiving less than a majority of votes cast in support for his re-election was due to some shareholders’ concerns related to his service on two additional public company boards of directors beyond service on the Company's Board, while also serving as a public company executive officer. Although Mr. Hata complies with the applicable overboarding policies of independent proxy advisors, some institutional shareholders have more restrictive proxy voting guidelines on that issue. The Nominating and Corporate Governance Committee of the Board, without the participation of Mr. Hata, will review the matter and make a recommendation to the full Board, who will, without the participation of Mr. Hata, determine whether to accept or reject his resignation. The Company will announce the Board’s decision and the reasons therefore in a Current Report on Form 8-K within ninety (90) days of the date of the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2022	XENCOR, INC.

	By:	/s/ Celia Eckert
Celia Eckert
General Counsel & Corporate Secretary

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